SPD BANK	Mortgage contract of movables—special for single transaction

Shanghai Pudong Development Bank

Mortgage Contract of Movables

(Single)

Shanghai Pudong Development Co., Ltd. Xi’an Branch

SPD BANK	Mortgage contract of movables—special for single transaction

Mortgage Contract of Movables

Code: YB7201201028009101
Mortgager: Xi’an Xilan Natural Gas Co., Ltd
Mortgagee: Shanghai Pudong Development Stock Co., Ltd Xi’an Branch

Whereas:
To ensure that the debtor follows various duties fully and timely under the main contract (see details in article 10 of the contract), ensure the realization of credit of creditor, the mortgager is willing to provide mortgage guarantee with the collateral under the contract voluntarily and it bears guarantee responsibilities for all the liabilities of the debtor under the main contract.
Through inspection, the creditor agrees the mortgager to provide mortgage guarantee. The contract is stipulated to make the rights and duties of the two parties for the two parties to follow.

Article 1 Collateral
See details for collateral in article 10 of the contract and appendix I of the contract.

Article 2 Main credit and mortgage guarantee
1.	Main credit be guaranteed
(1)	The detailed conditions of the main credit under the contract are illustrated in article 10 of the contract.
(2)	The “due” and “expiry” in the contract includes condition that the creditor declares due in advance.
2. Guarantee scope
The guarantee scope besides the main credit in the contract associates with interest generated(the interest in the contract includes interest, fine interest and compound interest), fine for breach, damage liquidated, handling charge and other expenses for signing and fulfilling of the contract and expenses for realizing guarantee right and credit (including but not limit to disposal expenses, tax, claim expenses, auction expenses, charges of lawyers and expenses for accommodation and traveling) and cash deposit added on the request of creditor after the main contract is effective.
3. Priority of compensation
The mortgagee enjoys primary priority of compensation. The mortgagee can enforce mortgage right directly under the contract rather than enforce the guarantee right(if any) to the creditor antecedently. The mortgager agrees that under no condition, the mortgagee does not enforce or not enforce any right under the loan documents with creditors in time, including but not limit to credit, the security right and breach remedy right should be regarded as be negligent or quit to enforce the rights and will not affect his fully enforcing rights under the contract.
4. Alternation of the main contract
The rights and benefits of the creditor under the main contract will not be affected under conditions such as that the creditor gives any moratorium to the debtor, any delayed repayment term or the creditor and debtor modify, alter and displace any clause of the main contract; if above conditions occur, it is regarded as that the mortgager has agreed forehand and the guarantee responsibilities will not be relieved for above reasons.

SPD BANK	Mortgage contract of movables—special for single transaction

If the creditor issues opening letter of credit, letter of guarantee or spare letter of credit to the debtor under the main contract, it is not necessary to get the permission of the guarantor or notify the guarantor further if the creditor and debtor make any modification to letter of credit, letter of guarantee or spare letter of guarantee under the main contract; the modification will be regarded that has been agreed by the guarantor in advance and the guarantee responsibilities of the guarantor will not be relieved for above reasons.

Article 3 Registration of the collateral
1. The collateral under the must be registered legally and the two parties should handle collateral registration with related materials and the contract in 7 bank business days since the contract is signed ; the contract comes into force on the date it is registered.
On the request of the mortgagee, the mortgager should also handle notary of compulsory enforcement effect in the authority designated by the mortgagee and the mortgager accepts the compulsory enforcement voluntarily.
2. the collateral under the contract does not belong to legal compulsory registration requirements, the two parties should handle collateral registration with related materials and the contract in 7 bank business days since the contract is effective since it is signed.
3. If there is collateral must be registered in accordance with laws as well as collateral be registered voluntarily, different collaterals should be handled registration procedures according to regulations for above two clauses and the contract comes into force on the date the mortgage registration for the contract is finished.
4. If the mortgagee and debtor have reached agreement on extending the term for the fulfilling term, it does not need to get the agreement of mortgager. The mortgagee should handle renewal registration in original registration authority together with mortgagee within 30 bank business days before due of liability fulfillment term with extending related agreement , original Registration Certificate of Enterprise Movables Collateral and other related statement documents (if any). The extending related agreement comes into force on the date that the mortgagee reacquires the Registration Certificate of Enterprise Movables Collateral and other certificate documents.
5. The mortgager should hand over the various documentations, certificate documents, and mortgage registration documents related to the collateral to mortgagee for storage.
6. 7 bank business days from the mortgager repays off or liquidates all the credit guaranteed with the collateral, the mortgager should apply to the mortgagee in writing and the mortgagee should hand back the kept mortgage documentation and other related certificates after inspection and the mortgagee has no duty any more; the mortgager should handle cancellation procedures in original registration department.

Article 4 Insurance of collateral
1.	The insurance covering duty of the mortgager is listed as follows:

SPD BANK	Mortgage contract of movables—special for single transaction

(1)
On the request of mortgagee, the mortgager handles property insurance of enough amounts to the collateral whose first beneficiary is the mortgagee in insurance company recognized by mortgagee within five days after the contract is signed.

(2)
If it is impossible to handle property insurance with the mortgagee as the first beneficiary, related equity transfer or alternation procedures should be handled according to item (3) in the article after handling insurance whose first beneficiary is not the mortgagee.

(3)
if the mortgager has handled corresponding property insurance to the collateral before signing the contract, he should transfer all the benefits (including claim and insure benefit) stated in Contract of Insurance or handle insurance benefit transfer or change procedures 5 days after the contract is signed till the mortgager has all the credits guaranteed with the collateral to the mortgagee, which should be agreed or noted in the insurance cover or insurance contract.

2. The insurance benefit of the mortgagee should not less than amount of all credits guaranteed with the collateral and the due date for the insurance should be six months after the expiry of liability fulfillment under the main contract; but before credits under the main contract are liquidated, the mortgagee has right to ask the mortgager to continue to purchase insurance according to the article till all the credits under the main contract are liquidated.
3. Before the debtor liquidates all the credits guaranteed with the collateral, if there is insurance accident, all the benefits under the insurance contract will be accepted and distributed by the mortgagee. The insurance benefits and compensation fund will be deposited to account designated by the mortgagee as the mortgage property of main contract to liquidate all the credits in advance or liquidate when the credit is due. If there is remnant, the remnant part will be returned to the mortgager after liquidation. If there is any damage to collateral , while the insurance benefit paid by the insurance company is not enough to pay all the liabilities or the damage is not in insurance scope, the mortgagee has right to ask the mortgager to liquidate the short part or add corresponding insurance.
4. The mortgager should hand over the insurance contract and other related legal documents to the mortgagee for keeping and pay related insurance premium and other related expenses in time and observe guarantee in insurance contract and other requirements and provide latest payment receipt of insurance premium and all or any related insurance cover and payment receipts on the request of mortgagee.
5. It is not allowed to modify or alter Insurance contract and other related legal documents without prior written permission of the mortgagee. It is not allowed to relieve duties that the insurance company undertakes, terminate rights and power in the above legal documents and it is not allowed to quit right claim to behaviors of breach in above legal documents and it is not allowed to be against duties in the insurance contract.
6. Under the condition that the mortgager does not fulfill the responsibilities, the mortgagee can purchase insurance for the mortgager (but not necessary), while the related expenses will be paid to the mortgagee in 7 days after receiving notice of the mortgagee.

SPD BANK	Mortgage contract of movables—special for single transaction

7. During the insurance term, the mortgager must hand in insurance premium timely and should not break up the insurance with any reasons. Otherwise, the mortgagee has right to apply for insurance for him to continue the above insurance and mortgager must pay the premium and related interests paid by mortgagee for him in 7 days after receiving notice of the mortgagee.

Article 5 Disposal of the collateral and realization of mortgage right

1.	Under following conditions, the mortgagee has right to dispose collateral to realize mortgage right or to make up insurance premium.
(1)	The debtor breaches clauses under the main contract;
(2)	There is condition that the creditor can realize credit in advance;
(3)	The mortgager breaches the clauses under the contract;
2.
As above article, the mortgagee has right to negotiate with mortgager to amortize with the collateral or gets compensation with money by auctioned or sold the collateral; if they can not get agreed, the mortgagee has right to sue to people’s court.

3.
After the mortgagee disposes the collateral, if the mortgagee has made advances, money from disposing mortgagee will be used to liquidate all the credits guaranteed with the collateral; if the mortgagee does not make advances, the money from disposing the collateral will be transferred to the special cash deposit account that the mortgagee sets for the debtor’s external payment and as cash deposit when mortgagee make advances.

Article 6 Representation and guarantee

1. The mortgager makes following representations and guarantee to the mortgagee:
(1)	The mortgager is an independent legal body that is of essential right abilities and can fulfill duties under the contract with its own name and bear civil responsibilities independently.
(2)
The mortgager has right to sign the contract and has finished all the authority and approval for entering into the contract and fulfilling its duties under the contract. All the clauses are the expressions of true intention and interest , which the mortgager legally.

(3)
The mortgager promises to observe laws and principles. The signing and fulfillment of the contract will not be against the laws that the mortgager should follow(the laws in the contract refer to laws, regulations, rule , local regulation and judicial interpretation, regulations, related documents of authority department , judgment and adjudication ; the signing and fulfillment of the contract should not conflict with any contract, agreement and that the mortgager has signed or other duties the mortgager should bear.

(4)
The mortgager promises that all the financial statements he has offered are in accordance with laws of People’s Republic of China and the statements reflect the financial status of the mortgager truly, completely and fairly; what’s more, all the materials and document information that the mortgager supplies during the process of signing and fulfilling the contract is true, effective, accurate without any disguise.

SPD BANK	Mortgage contract of movables—special for single transaction

(5)	The mortgager guarantees to complete the record, registration and other procedures necessary for fulfilling of the contract and pay related tax and expenses.
(6)	Since the issue of the lasted audited financial statement , there is no disadvantage change for the operation condition and financial status of the mortgager.
(7)	The mortgager has enclosed the truth and status what he know or he should know which are significant to mortgagee’s deciding whether allow financing under the main contract.
(8)
The mortgager confirms that there is no delinquency or will not turn up any delinquency including but not limit to employee’s salaries, medical care, injury subsidiary, gratuity and other compensation fund these conditions.

(9)	The mortgager guarantees there is no condition or case that brings or may bring great disadvantage effect to fulfillment ability of the mortgager.
2.	The mortgager further promises as follows:
(1)
Since the contract is signed, there is no any mortgage right, lien and other guarantee benefit that the mortgagee is not clear; in the duration for mortgage under the contract, besides the regulations of the contract, the mortgager guarantees that he will not set mortgage right, lien and other guarantee benefit to any other third party besides mortgagee without written permission of the mortgagee.

(2)
The mortgager promises that during the validity term of the contract, the mortgager should not repay off other liabilities associated with the collateral without prior written permission of the mortgagee.

Article 7 Covenants

1.	Duties of the mortgager
(1)	The mortgager promises not to adopt following actions without getting written permission of the mortgagee:
☐	Sell, donate, lease, transfer, mortgage or pledge or dispose great capital in whole or in part in other modes.
☐
There is great alternation for operation system or equity organization type , including but not limit to contracting, leasing, joint-operation, reform of company system, stock system reform, transfer of equity, merging , joint adventure (or cooperation), separation, establishment of subsidiaries , equity transfer and capital reduction etc..

☐	Modify the regulations of the company, change the business scope and main business of the company
☐	Guarantee for the third party which brings disadvantage effect to fulfilling ability and financial status under the contract.
☐	Apply for restructuring, bankruptcy or dismissing the company
☐	Sign contract/agreement or bear duties which will greatly affect the fulfilling ability under the contract

SPD BANK	Mortgage contract of movables—special for single transaction

(2)
The mortgager promises if following cases occur, he will notify the mortgagee on the date that the matter occurs and send the originals of related notices( requiring seal for non-natural person and approval for natural person) of the matter in five bank business days to the mortgagee.

☐	Events happen lead to inaccuracy and unreality of the representations and guarantee of the mortgager under the contract.
☐
The mortgager or its holding shareholders, actual controller or its related party associates with claim, arbitration or its capital is levied, attached, frozen and enforcement measures or be adopted other measures with same force, or its legal representative, directors ,supervisors , senior management personnel associate with claim, arbitration and other enforcement measures.

☐
The legal representative of the mortgager(if any) or its authorized agent, principal, chief financial principal, address, name of enterprise and business site alternation or there is disadvantage change for dwelling address of the mortgager, normal dwelling place, change of working unit, or not being in the dwelling city for long, change of name or change of income.

☐	The ownership of the collateral arises dispute or there is any disadvantage effect from third party to the collateral
☐	It is applied for restructuring and bankruptcy by other creditor or cancelled by the authority unit.
(3) If the third party puts forward any right requirement which affects the benefits of the mortgagee under the contract, the mortgager should take all the applicable measures to ensure the benefits of the mortgagee.
(4) The mortgager should bear all the expenses under the contract for evaluation of the collateral, registration, notary, appraisal, and insurance, keeping, sustaining value of the collateral and maintaining the benefits of the mortgagee under the contract.
(5) If the creditor issues letter of credit, letter of guarantee or spare letter of credit under the main contract to the debtor, the mortgager promises that if the debtor does not make up cash deposit (including make up in advance), the mortgager will bear joint responsibility for making up the deposit and the mortgager will not be relieved from his responsibilities under the contract. Any loss (including interest loss) occurs if the mortgager make the cash deposit in according with the contract should be borne by himself.
(6) When the mortgagee realizes mortgage right according to the contract, the mortgager should coordinate actively to handle related procedures to ensure the realization of mortgagee’s mortgage right.
(7) If the mortgager is not debtor of the main contract, he promises here that he bears joint responsibilities for liabilities not liquidated for any of following cases:
☐ The mortgagee disposes the collateral legally, but the money from auction or sale of the collateral is not enough to liquidate all the liabilities under the main contract or the amortization of the collateral is not enough to liquidate all the credits under the main contract.

SPD BANK	Mortgage contract of movables—special for single transaction

☐ If the collateral is damaged or lost not due to fault of mortgagee, in addition, the compensation fund and insurance benefits for damage and loss are not enough to liquidate main liabilities.
☐ The mortgagee can not enforce or lose the mortgage right under the contract not due to the mortgagee;
☐ The contract has not been effective, or is invalid or be cancelled due to the mortgager himself.
2. Deduction agreement
(1) If the mortgager has due liabilities, the mortgagee has right to deduct capital in any account that the mortgager opened in Shanghai Pudong Development Bank to liquidate the due liabilities.
(2) The liquidation order of deduct amount should be firstly to pay off the due expenses of mortgager and debtor, furthermore to pay off due interest and finally to pay off due off principal capital unless otherwise stipulated by national authority.
(3) If the currency deducted does no conform with currency for liquidation, the mortgagee has right to pay off according to exchange rate/foreign exchanges he decides on his own and the exchange rate risk will be borne by the mortgager himself.
3. Credit certificate
The effective documentation of credit guaranteed with the collateral refers to accountant documentation issued by the mortgagee according to his own business stipulations.
4. Notice and delivery
(1)Any notice sent by one party to the other party under the contract should be sent to addresses listed in the contract till the other party notifies for altering address in writing ; as long as sending according to above address, it will be regarded as successful sending on following date: if it is letters, it will be 7th bank business days since they are sent by registered letter to the main business site(legal person or its branches or other economic organization) or dwelling place(nature person); if the sent specially, the date will be the date of signing in ; it is sent by fax or email, the date will be the day that the fax or email is sent out. But receiving time for all the notices, requirements and other communications that the mortgagee send or delivers will be actual receiving time. What’s more, all the notices that sent by fax or email to the mortgagee should be sent to the originals (requiring seal for non-natural person and signing of natural person) in person or sent to creditor to confirm.
(2) The mortgager agrees that summoner and notice taking a legal action to him only be sent to address listed in the contract that is regarded as receiving and if the change of above address does not be notified to the mortgagee in advance in writing, then it is invalid to the mortgagee.

Article 8 Events of default and treatment
1. Events of default
For following conditions, it will be regarded that the mortgager breaches the liabilities to the mortgagee:

SPD BANK	Mortgage contract of movables—special for single transaction

☐ Any representation, explanations, guarantee and any notice, authority, approval , agreement and certificate and other certificates issued by the mortgager according to the contract and related to the contract are not correct when made or are of possibility of misleading or has been verified to be incorrect or of misleading feature or has been verified to be invalid or cancelled or be not of legal force. The debtor or mortgager can not repay off the due liabilities he bears or any liabilities, or the debtor breaches or does not follow various duties under the main contract.
☐ Mortgager breaches any covenant in article 7 under the contract.
☐ The mortgager breaks up his business, stops production, closes , reorganization, liquidation, be taken over or entrusted, dismissed, the business license is cancelled or be cancelled or it is bankrupted.
☐ The financial status of the mortgager worsens or there is serious operation problem and there is event or condition which may bring disadvantage to the normal operation, financial status and liquidation abilities.

☐ The mortgager its holding shareholders, actual controller or its related party associates with claim, arbitration or its capital is levied, attached, frozen and enforced or be adopted other measures with same force, or its legal representative, directors ,supervisors , senior management personnel associate with claim, arbitration and other enforcement measures, which lead to disadvantage effect to the liquidation ability of the mortgager.
☐ The mortgager who is natural person is dead or be declared dead.
☐	the mortgager alters and transfers capital or tries to transfer capital in guise of marriage relationship.
☐
The mortgager donates, exchanges, pre-sells, sells, re-mortgages or disposes the collateral in any mode without written permission of the mortgage; or the value of the collateral decreases, loses or is damaged greatly, which may affect the repayment ability of the mortgagee.

☐	The mortgager has other behaviors which are to affect the fulfillment of the contract or affect the fair benefits of the mortgagee.
2.	Treatment
If any event of default as above occurs, the mortgagee has right to declare that the main credit due in advance and asks the debtor to make up cash deposit and can dispose the collateral according to article 5, the account from disposing the collateral will be used to liquidate all the credits guaranteed with the collateral or be used to make up cash deposit; simultaneously, the mortgagee also can ask the mortgager to pay penalty (the calculation method refers to the article 10 in the contract). If the mortgagee incurs loss due to not enough penalty, the mortgager should compensate all the losses that the mortgagee incurs.

Article 9 Others
1. Applicable laws
Laws of People’s Republic of China (excluding to that of Hong Kong, Maco Special Administrative Region and Taiwan area) are applicable to the contract.
2. Settlement of dispute
The dispute arising should be settled through friendly negotiation ; if it can not be settled through negotiation, the people’s court at the dwelling place of the mortgagee has exclusive judicial jurisdiction ; during the period,  the two parties should continue to fulfill other clauses not associating with dispute.

SPD BANK	Mortgage contract of movables—special for single transaction

3.	Miscellaneous
(1)
If there is unlisted issue needs to be complemented, the two parties can negotiate and record in the article 10 of the contract and they can reach another written agreement as the appendix of the contract. The appendix of the contract (see details in article 10 of the contract) is a indivisible part of the contract and it enjoys the same legal force with the contract.

(2)	The terms and expressions in the contract have the same meaning with the main contract unless there are special notes.
(3)	The titles in the contract are just for reference and not served as reference of the contents.

Article 10 Contract element clauses
1. The main contract that the contract guarantees corresponds to whereas clauses of the contract
(1) The main contract is fixed assets loan contract signed between the creditor and debtor on Feb 26, 2010. [Code: 72012010280091]. The creditor under the contract is loaner.
(2) The debtor under the main contract is Jinbian County Xilan Natural Gas Liquefaction Co., Ltd and the business site: South of Tongwan Road, Zhangjiapan town, Jinbian County.
2. The collateral under the contract corresponds to the article 1 of the contract.
See details of the collateral in collateral list in appendix 1 of the contract.
List the details of mortgage rights for collateral with prior mortgage right:
(Name of collateral)
The same of the collateral of this time see details in the list attached.
(Prior mortgage and guarantee period, guaranteed object, name and code of related documents (if any) )
Guarantee for 20million Yuan applied by Xi’an Xilan Natural Gas Co., Ltd to the mortgagee. The code of loan contract is : 72012009280319
Number of contract of guarantee: YD 7201200928031901

3. The main credit guaranteed by the contract corresponds to item (1), clause 1 of article 2.

☑ the main credit under the contract is under the main contract, the financing that the that the creditor offers to the debtor will not be over of RMB 120 million Yuan(capital letter) and the liability fulfillment term (that is loan term in the main contract ) is 58 months.

☒ the main credit guaranteed under the contract is that, according to the main contract and the creditor offers     amount for            (name of intermediate business) should not over     (currency)         Yuan (capital) or be with liabilities. If the creditor is forced to make advances, then the main credit will turn to advances that paid by the creditor and the amount of main credit adjusts according to adjustment agreed in the main contract.

SPD BANK	Mortgage contract of movables—special for single transaction

4.Treatment of event of default corresponds to clause 8, article 2 of the contract.
penalty: equal to 10% of the main credit or_________/_____________________
5. The attachments of the contract including: corresponding to (1), 3rd section of article 9.
(1)《 List of the collateral　           》
(2)《　　　　　　　　　　　　》
(3)《　　　　　　　　　　　　》
(4)《　　　　　　　　　　　　》
(5)《　　　　　　　　　　　　》
6.Others agreed by the two parties correspond to item (1), 3rd clause of article 9.

7. The original of the contract is in quintuplicate, while the mortgager holds one, the mortgagee holds two and the notary agent of the borrower holds two and these five enjoy the same legal force.

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SPD BANK	Mortgage contract of movables—special for single transaction

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The contract is signed between the mortgager and mortgagee on Feb 26, 2010; confirmed by the mortgager, the two parties have discussed and noted all the clauses and the two parties are not doubtful about all the clauses and have accurate understanding to the related rights and duties and responsibilities or liability exemption clauses.

Mortgager (seal):	Mortgagee (seal):

Regal representative or authorized agent (signature or seal)	principal or authorized agent

Ji Qin’an	Yang Liqiang
(applicable to legal person)

Valid identification certification type and code:
_____________________________________________
(Applicable to natural person)
Dwelling place:	Main business site:
Zip code:	Zip code:
Tel:	Tel:
Fax:	Fax:
Email:	Email:
Contact person:	Contact person: